UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 6, 2012
Burlington Coat Factory Investments Holdings, Inc. (Exact Name of Registrant As Specified In Charter)
Delaware (State or Other Jurisdiction of Incorporation)	333-137917 (Commission File Number)	20-4663833 (IRS Employer Identification No.)
1830 Route 130 North Burlington, New Jersey 08016 (Address of Principal Executive Offices, including Zip Code)
(609) 387-7800 (Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective as of November 6, 2012, the board of directors of each of Burlington Coat Factory Holdings, Inc. (“Holdings”), Burlington Coat Factory Investments Holdings, Inc. (“Investments”) and Burlington Coat Factory Warehouse Corporation (“BCFWC” and, together with Holdings and Investments, the “Companies” and each individually a “Company”) elected Tricia Patrick, a Principal at Bain Capital, to replace David Humphrey on the board of directors of each Company.  Ms. Patrick was also appointed to replace Mr. Humphrey on the Audit Committee of each Company’s board of directors effective as of November 6, 2012.

Additionally effective as of November 6, 2012, the board of directors of each Company increased the number of directors serving on each respective board from six to seven and elected Paul Sullivan to each such board to fill each newly created directorship.  In addition, the board of directors of each Company increased the number of directors comprising the Audit Committee of each Company from two to three and appointed Mr. Sullivan as Chairman of the Audit Committee of each Company.

Mr. Sullivan will receive the following compensation for his services: (i) a cash payment in the aggregate amount of $30,000 as compensation for each year of service on the board of each Company, payable in equal quarterly installments, (ii) options to purchase 2,000 units of the securities of Holdings pursuant to the Holdings’ 2006 Management Incentive Plan (as more fully described in the Company's Annual Report on Form 10-K for the year ended January 28, 2012), (iii) a cash payment in the aggregate amount of $15,000 as compensation for each year of service as Chairman of the Audit Committee of each Company, payable in equal quarterly installments; and (iv) reimbursement for all reasonable expenses incurred by him in connection with his board services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, INC.

/s/ Robert L. LaPenta, Jr
Robert L. LaPenta, Jr Vice President and Treasurer

Date: November 13, 2012